UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 26, 2015

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with the employees’ annual performance reviews conducted at GigOptix, Inc. (“the Company”) during the month of March, on March 26, 2015 the Compensation Committee of the Company’s Board of Directors approved for the Company’s principal executive officer, principal financial officer, and its other named executive officers, (i) the grant of new Restricted Stock Units (“RSUs”) as set forth below and (ii) special one-time cash bonuses in recognition of the Company’s 2014 financial performance to be paid on April 3, 2015 in accordance with the Company’s normal payroll practices and subject to normal employee tax withholding in the following amounts:

Executive Officer Special One-Time Cash Bonus Table

Executive Officer	Special One-Time Cash Bonus
Dr. Avi Katz	$102,375
Andrea Betti-Berutto	$5,000
Raluca Dinu	$11,500
Darren Ma	$1,500

Executive Officer RSU Grants

RSUs with the award vesting in three quarterly installments on each the following dates – May 1, 2015, August 1, 2015, and November 1, 2015:

•	Dr. Avi Katz – 307,125 RSUs

•	Andrea Betti-Berutto – 15,000 RSUs

•	Raluca Dinu – 34,500 RSUs

•	Darren Ma – 4,500 RSUs

RSUs with 25% of the total award vesting on May 1, 2016, and the remaining 75% vesting in twelve quarterly installments thereafter, beginning on August 1, 2016 and ending on May 1, 2019:

•	Dr. Avi Katz – 619,231 RSUs

•	Andrea Betti-Berutto – 50,000 RSUs

•	Raluca Dinu – 216,346 RSUs

The Company will withhold shares of stock subject to the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such RSUs issued to the executive officers. The RSU awards are being made using the form of Restricted Stock Unit Notice of Grant and Agreement previously filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on March 28, 2012, and the above summary of the terms of these restricted stock units is qualified in its entirety by reference to such form.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
	Name:	Dr. Avi Katz
	Title:	Chief Executive Officer

Date: March 30, 2015